EXHIBIT 99.1

IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY.

American International Group, Inc. — Subsidiary Information

SAFG Retirement Services, Inc.:

A parent holding company or control person in accordance with § 240.13d-1(b)(1)(ii)(G)

Category Symbol: HC

SAFG Capital LLC:

A parent holding company or control person in accordance with § 240.13d-1(b)(1)(ii)(G)

Category Symbol: HC

AIG Fund GP Holdings, LLC:

A parent holding company or control person in accordance with § 240.13d-1(b)(1)(ii)(G)

AIG DECO Fund I GP, LLC:

A parent holding company or control person in accordance with § 240.13d-1(b)(1)(ii)(G)

AIG DECO Fund I, LP:

A parent holding company or control person in accordance with § 240.13d-1(b)(1)(ii)(G)

AIG Life Holdings, Inc.:

A parent holding company or control person in accordance with § 240.13d-1(b)(1)(ii)(G)

Category Symbol: HC

The Variable Annuity Life Insurance Company:

Insurance company as defined in Section 3(a)(19) of the Act (15 U.S.C. 78c)

Category Symbol: IC

AGC Life Insurance Company:

Insurance company as defined in Section 3(a)(19) of the Act (15 U.S.C. 78c)

Category Symbol: IC

American General Life Insurance Company:

Insurance company as defined in Section 3(a)(19) of the Act (15 U.S.C. 78c)

Category Symbol: IC